Exhibit (8)(i)(1)

BUSINESS AGREEMENT

THIS AGREEMENT is entered into as of the 11th day of March, 2015 (the “Effective Date”) by and among Modern Woodmen of America (“the Society”), a fraternal benefit society organized under the laws of the State of Illinois (on behalf of itself and certain of its separate accounts); MWA Financial Services, Inc. (the “Distributor”), a corporation organized under the laws of the State of Illinois; American Funds Distributors, Inc. (“AFD”), a corporation organized under the laws of the State of California; and Capital Research and Management Company (“CRMC”), a corporation organized under the laws of the State of Delaware.

WITNESSETH:

WHEREAS, the Society proposes to issue, now and in the future, certain variable annuity contracts that provide certain funds (“Funds”) of the American Funds Insurance Series (the “Series”) as investment options (the “Certificates”);

WHEREAS, the Society has established pursuant to the insurance law of the State of Illinois one or more separate accounts (each, an “Account”) with respect to the Certificates and has or will register each Account with the U. S. Securities and Exchange Commission (the “SEC”) as a unit investment trust under the Investment Company Act of 1940, as amended (the “1940 Act”) (unless the Account is exempt from such registration);

WHEREAS, the Certificates, which are or will be registered (unless exempt from such registration) by the Society with the SEC as securities under the Securities Act of 1933, as amended, (the “1933 Act”), will be in compliance with all applicable laws prior to being offered for sale;

WHEREAS, the Distributor, a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and a member of the Financial Industry Regulatory Authority (“FINRA”), serves as principal underwriter of the Certificates and, through its properly authorized registered persons, arranges for the sale of the Certificates;

WHEREAS, AFD, a broker-dealer registered under the 1934 Act, a member of FINRA, and the principal underwriter of the shares of the Series, will provide certain marketing assistance in connection with the Certificates;

WHEREAS, the Series is divided into various Funds, each Fund being subject to certain fundamental investment policies which may not be changed without a majority vote of the shareholders of such Fund;

WHEREAS, the Series has received a “Mixed and Shared Funding Order” from the SEC granting relief from certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Series to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies;

WHEREAS, certain share classes of certain Funds in the Series will be available as an underlying investment to the Certificates pursuant to the terms of a Fund Participation and Service Agreement among the Society, AFD, American Funds Service Company, CRMC and the Series to be executed in the form attached hereto as Exhibit A (the “Fund Participation and Service Agreement”);

WHEREAS, the distribution of the Certificates will take place solely through Distributor and its registered representatives; and

WHEREAS, CRMC, by virtue of an Investment Advisory and Service Agreement between CRMC and the Series, will serve as investment adviser to the Series, as the term “investment adviser” is defined in the 1940 Act.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the Society, (on behalf of itself and each Account), the Distributor, AFD and CRMC hereby agree as follows:

1. Duties of the Society

a.                                        The Society will administer the Certificates and the Accounts, including all Certificate Holder service and communication activities, such as: filing any reports or other filings required by any law or regulation; establishing and maintaining each Account; creating the Certificates, confirmations (on behalf of Distributor) and other administrative forms or documents; and obtaining all required regulatory approvals to permit the sale and maintenance of the Certificates.

b.                                        The Society will make reasonable efforts to market its Certificates. In marketing its Certificates, the Society will comply in all material respects with applicable state insurance and federal and state securities laws. The Society may market the Certificates it issues through insurance agencies or brokers including those which may be controlled by insurance companies.

c.                                         The Society will not distribute any prospectus, sales literature, advertising material or any other printed matter or material relating to the Certificates, the Series or the Funds, if, to its knowledge, any of the foregoing contains any material misstatements or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

d.                                        The Society will provide to AFD and/or CRMC, upon AFD’s and/or CRMC’s request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions or requests for no-action letters, and all amendments to any of the above, that materially impacts the Series, any Fund or their relationship to the Certificates. The Society will advise AFD and CRMC as soon as reasonably practicable of:

(i)                                   the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of the Certificates or the initiation of any proceedings for that purpose;

(ii)                                the institution of any regulatory proceeding, investigation or hearing involving the offer or sale of the Certificates of which it becomes aware; or

(iii)                             the occurrence of any material event that, if known, makes untrue any statement made in the registration statement of the Certificates or the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

e.                                       The Society or its agents (along with Distributor and its registered representatives) will receive and process applications and purchase payments in accordance with the terms of the Certificates and the current prospectus. All applications for the Certificates are subject to acceptance or rejection by the Society in its sole discretion.

f.                                        The Society shall amend its registration statement for its Certificates under the 1933 Act and the 1940 Act from time to time as required by law, and, should it ever be required, under the state securities laws, in order to effect the continuous offering of its Certificates; and the Society shall file for approval of the Certificates under state insurance laws, when necessary, and to maintain registration of the Accounts (unless the Accounts are exempt from such registration) under the 1940 Act.

g.                                       The Society may invoke its then existing limits on transfers as stated in the Certificates or in a Certificate’s prospectus. The Society reserves the right to refuse, to impose limitations on, or to limit any transaction request if the request would tend to disrupt Certificate administration or is not in the best interest of the Certificate Holder or an Account or Subaccount.

h.                                      The Society agrees to provide information (in writing) to AFD and CRMC on a monthly basis, regarding the gross sales of each Fund offered as an underlying investment under the Certificates.

2. Duties of Distributor

a.                                      The distribution agreement between Distributor and the Society provides that:

(i)                                   Distributor will distribute the Certificates only in those jurisdictions in which the Certificates are registered or qualified for sale and only through duly licensed registered representatives who are properly appointed by the Society to sell the Certificates in the applicable jurisdiction(s);

(ii)                                all applications and initial and subsequent payments under the Certificates collected by Distributor will be remitted promptly to the Society at such address as it may from time to time designate; and

(iii)                             Distributor will comply with all applicable federal and state laws, rules and regulations.

b.                                      The Distributor will use reasonable best efforts to ensure that its registered representatives deliver only the currently effective prospectuses of the Certificates and the Series and any supplements or amendments thereto to existing clients.

c.                                       The Distributor will use reasonable efforts to provide information and marketing assistance to its registered representatives, including preparing and providing such registered representatives with advertising materials and sales literature, and other promotional or marketing materials. The Distributor will provide wholesaling and marketing services with respect to the Certificates.

d.                                      The Distributor will use reasonable efforts to ensure that any sales literature and advertising materials it disseminates with respect to the Certificates conforms with the requirements of all pertinent federal and state laws and rules and regulations thereunder.

e.                                       The Distributor will be responsible for filing sales literature and advertising materials, where necessary, used in connection with its marketing efforts for the Certificates with appropriate regulatory authorities, including FINRA.

f.                                        The Distributor will not distribute any prospectus, sales literature, advertising material or any other printed matter or material relating to the Certificates or the Series, if, to its knowledge, any of the foregoing contains any material misstatements or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

3. Duties of AFD

a.                                      AFD will conduct training of the Society’s wholesalers regarding CRMC’s approach to investment management and specific Fund positioning and sales. Training will include initial hire training, periodic training in conjunction with sales meetings, and refresher training. From time to time, AFD will provide, at its expense, speakers and panelists at due diligence meetings regarding the Certificates in compliance with applicable laws, rules and regulations.

b.                                      AFD will furnish to the Society and the Distributor such information with respect to the Series in such form as the Society and the Distributor may reasonably request. AFD will advise the Society and the Distributor upon becoming aware of:

(i)                                   the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceedings for that purpose;

(ii)                                the institution of any proceeding, investigation or hearing involving the offer or sale of the Series of which it becomes aware; or

(iii)                             the occurrence of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

4. Duties of CRMC

a.                                      CRMC agrees to allow the Society to include in the Certificates certain Funds described in the Fund Participation Agreement. CRMC will cause the Series: (a) to make available for use in the Certificates the Funds in the Series, as described in the Fund Participation Agreement and (b) to adequately diversify the Funds of the Series, pursuant to the requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder relating to the diversification requirements for variable annuity, endowment and life insurance contracts.

b.                                      CRMC will furnish to the Society and the Distributor such information with respect to the Series in such form as the Society and/or the Distributor may reasonably request. CRMC will advise the Society and the Distributor upon becoming aware of:

(i)                                   the issuance by the SEC of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceedings for that purpose;

(ii)                                the institution of any proceeding, investigation or hearing involving the offer or sale of the Series of which it becomes aware; or

(iii)                             the occurrence of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

5. Joint Duties

a.                                      All the parties to this Agreement will cooperate in the development of advertising, sales literature and all other sales materials to be used with respect to the Funds.

b.                                      The parties shall coordinate with each other in the filing with the SEC of amendments to the registration statements for the Certificates (if required by law) and for the Series, respectively.

6. Expenses

a.                                      The Society and Distributor will bear their respective expenses under this Agreement, including:

(i)                                   the cost of providing service to Certificate Holders;

(ii)                                the expenses and fees of registering or qualifying the Certificates and the Account under federal or state laws;

(iii)                             any mutually agreed upon expenses incurred by the Society employees in reasonably assisting AFD and/or CRMC in performing AFD’s and/or CRMC’s duties hereunder;

(iv)                            the costs attributable to wholesaling efforts, advertising, and producing and distributing sales literature and prospectuses used by its registered representatives with prospective Certificate Holders; and

b.                                      CRMC and AFD shall bear their respective expenses under this Agreement, including costs associated with AFD training of the Society’s wholesalers regarding CRMC’s approach to investment management and costs associated with speakers and panelists at due diligence meetings regarding the Certificates that AFD may from time to time organize.

7. Approval of Marketing Materials

a.                                      The Society may, based on the SEC-mandated information supplied by AFD, prepare communications in which the Accounts, Certificates, the Funds, and/or CRMC are named. In addition, the Society may prepare such materials, based on performance information supplied by third party information providers (e.g., Lipper, Morningstar). The Society shall provide copies of all such materials to AFD prior to their first use for its review and AFD shall have ten business days to approve or reject such material. It is understood that AFD shall be responsible for errors or omissions in, or the content of, such materials based upon information supplied by the Funds. The Society shall be responsible for all other errors or omissions. Any such material will be deemed approved unless AFD, the reviewer, notifies the Society of any required changes within ten business days of his/her receipt of the material.  The Society will coordinate with the Distributor with respect to the Society’s review of communications and any filing requirements with FINRA.

b.                                      Neither the Society nor any person associated with the Society shall make representations concerning a Fund, CRMC or its affiliates, except those contained in the registration statement for the Funds as may be amended or supplemented from time to time and in the current promotional literature produced by AFD, unless specifically approved in writing by AFD. Neither the Society nor any person associated with the Society shall make use of the names, logos or any likeness of the Funds, CRMC or its affiliates without the prior written consent of AFD.

c.                                       References to the Funds on Certificate Holder statements and on the Society’s web site shall include the full name of the Fund and a reference to “American Funds Insurance Series.” By way of example, “American Funds Insurance Series - Growth Fund”. If field size prohibits the use of the full name of the Fund and a reference to “American Funds Insurance Series”, the Fund name may be abbreviated with the approval of AFD.

d.                                      The Funds, AFD or its designee shall furnish, or shall cause to be furnished to the Society or its designee, each piece of sales material in which the Society, the Accounts and/or the Certificates are named at least ten business days prior to its use.  No such material shall be used if the Society or its designee reasonably objects to such use within ten business days after receipt of such material.  Notwithstanding that the Society or its designee did not initially object, the Society or its designee reserves the right to reasonably object to the continued use of any such sales material in which the Society, the Accounts and/or the Certificates are named and no such material shall be used if the Company or its designee so object.

e.                                       The Funds will provide to the Society at least one complete copy of all final prospectuses, Statements of Additional Information, proxy statements, and all amendments to any of the above, that relate to the Funds or their shares, as soon as reasonably practicable after the filing of such document with the Securities and Exchange Commission (“SEC”) or other regulatory authorities.  The Fund shall furnish to the Society at least ten business days prior to its first submission to the SEC or its staff, any request or filing for no-action assurance or exemptive relief naming the Society, the Accounts, or the Certificates.

f.                                        Neither the Funds, AFD, CRMC nor any person associated with the Funds, AFD or CRMC shall make any representations on behalf of or concerning the Society, each Account, or the Certificates other than information or representations contained in the registration statement for the Certificates, as such registration statement may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Society for distribution to Certificate Holders, or in sales material approved by the Society or its designee, except with the permission of the Society.

8. Representations and Warranties

a.                                      The Society represents and warrants to AFD and CRMC that:

(i)                                     each of the recitals applicable to it and/or each Account is true and correct;

(ii)                                the Society is validly existing as a fraternal benefit society under the laws of Illinois with power (corporate or other) to own its properties and conduct its business, as described in the prospectus for the Certificates, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business to the extent such qualification is required;

(iii)                             the Certificates to be issued through the Account have been duly and validly authorized and, when issued and delivered against payment therefor as provided in the prospectus (if a prospectus is required by law) and in the Certificates, will be duly and validly issued, and will conform to the description of the Certificates contained in the prospectuses (if a prospectus is required by law);

(iv)                            the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Society is a party or by which the Society is bound, the Society’s By-Laws or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Society or any of their properties; and no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained by the Effective Date of this Agreement is required for the consummation by the Society of the transactions contemplated by this Agreement;

(v)                                 there are no material legal or governmental proceedings pending to which the Society or the Account is a party or of which any property of the

Society or the Account is subject, other than as set forth in the prospectus relating to the Certificates, and other than litigation incidental to the kind of business conducted by the Society which, if determined adversely to the Society, would not individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of the Society;

(vi)                              any information furnished in writing by the Society to AFD or CRMC for use in the registration statement or annual report of the Series will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor result in the Series’ registration statement’s failing to materially conform in all respects to the requirements of the 1933 Act and 1940 Act and the rules and regulations thereunder; and

(vii)                           The Society will materially comply with all applicable requirements of state insurance laws and regulations in connection with the Certificates.

b.                                      The Distributor represents and warrants to AFD and CRMC that:

(i)                                   each of the recitals applicable to it is true and correct;

(ii)                                The Distributor is validly existing as a corporation under the laws of the State of Illinois, and it is a broker-dealer duly registered with the SEC pursuant to the 1934 Act and is a member in good standing of FINRA, with power (corporate or other) to own its properties and conduct its business, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business to the extent such qualification is required;

(iii)                             there are no material legal or governmental proceedings pending to which the Distributor is a party or of which any property of the Distributor is subject, other than as set forth in the prospectus relating to the Certificates, and other than litigation incidental to the kind of business conducted by the Distributor which, if determined adversely to the Distributor, would not individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of the Distributor;

(iv)                              any information furnished in writing by the Distributor to AFD or CRMC for use in the registration statement or annual report of the Series will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor result in the registration statement’s failing to conform materially in all respects to the requirements of the 1933 Act and 1940 Act and the rules and regulations thereunder;

(v)                                 any exchanges or replacements of existing variable insurance policies and contracts with the Certificates will be effected in compliance with all applicable federal and state securities rules and regulations;

(vi)                              the Distributor will comply with all applicable requirements of state insurance laws and regulations in connection with the sale of the Certificates; and

(vii)                           the Distributor will not pay commissions to persons who, to the best of the Distributor’s knowledge, are not appropriately licensed in a manner as to comply with applicable state insurance laws and regulations.

c.                                       AFD and CRMC represent and warrant to the Society and the Distributor that:

(i)                                   each of the recitals applicable to it, them, and/or the Series is true and correct;

(ii)                                AFD is validly existing as a corporation under the laws of the State of California and it is a broker-dealer duly registered with the SEC pursuant to the 1934 Act and is a member in good standing of FINRA, with power (corporate or other) to own its properties and conduct its business, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business to the extent such qualification is required;

(iii)                             CRMC is validly existing as a corporation under the laws of the State of Delaware and it is an investment adviser duly registered with the SEC pursuant to the Investment Advisers Act of 1940, with power (corporate or other) to own its properties and conduct its business, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business to the extent such qualification is required;

(iv)                            the shares to be issued by the Series have been duly and validly authorized and, when issued and delivered against payment therefor as provided in the Series prospectus, will be duly and validly issued, and will conform to the description of such shares contained in that prospectus;

(v)                                 the performance of duties under this Agreement by AFD and CRMC will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which AFD or CRMC is a party or by which AFD or CRMC is bound, the Articles of Incorporation or By-Laws of AFD or CRMC, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over AFD or CRMC or its property;

(vi)                             there are no material legal or governmental proceedings pending to which AFD or CRMC is a party or of which any property of AFD or CRMC is subject, other than as set forth in the prospectus relating to the Series, and other than litigation incidental to the kind of business conducted by AFD or CRMC which, if determined adversely to AFD or CRMC, would not individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of AFD or CRMC;

(vii)                         any information furnished in writing by AFD or CRMC to the Society or the Distributor for use in a registration statement (if required by law) of the Certificates will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nor result in the registration statement’s failing to materially conform in all respects to the requirements of the 1933 Act and the rules and regulations thereunder; and

(viii)                      AFD will comply with all applicable requirements of state broker-dealer regulations and the 1934 Act as each applies to AFD and shall conduct its affairs in accordance with the rules of FINRA.

9. Indemnification

a.                                      The Society and Distributor, as applicable, shall indemnify and hold harmless AFD, CRMC, the Series, the Funds and each of their affiliates, directors, officers, employees and agents and each person who controls them within the meaning of the 1933 Act (except for insurance companies and other purchasers of Fund shares that may be considered an affiliate by virtue of Fund share ownership), from and against any and all losses, claims, damages, liabilities and expenses, including reasonable attorneys’ fees (“Losses”), they may incur, insofar as such Losses arise out of or are based upon (i) the Society’s negligence or willful misconduct in the performance of its duties and obligations under this Agreement, (ii) the Society’s or Distributor’s violation of any Applicable Law (as defined in the Fund Participation Agreement) in connection with the performance of its duties and obligations under this Agreement, and (iii) any material breach by the Society or Distributor of any provision of this Agreement, including any representation, warranty or covenant made in the Agreement. The Society and Distributor shall also reimburse AFD, CRMC, the Series, the Funds and their respective affiliates for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such Losses.  This indemnity provision is in addition to any other liability which the Society or Distributor may otherwise have to AFD, CRMC, the Series, the Funds or their respective affiliates.

The Society and Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against AFD, CRMC, the Series, the Funds, and each of their affiliates, directors, officers, employees and agents and each person who controls them as such may arise from such party’s willful misfeasance, bad faith, or gross negligence in the performance of such party’s obligations or duties or by reason of such party’s reckless disregard of obligations or duties under this Agreement or to the Funds, whichever is applicable.

b.                                      AFD and CRMC, as applicable, shall indemnify and hold harmless, the Society, Distributor and each of their directors, officers, employees and agents and each person who controls them within the meaning of the 1933 Act, from and against any and all Losses they may incur, insofar as such Losses arise out of or are based upon (i) AFD’s or CRMC’s negligence or willful misconduct in the performance of its duties and obligations under this Agreement, (ii) AFD’s or CRMC’s violation of Applicable Law in connection with the performance of its duties and obligations under this Agreement, and (iii) any material breach by AFD or CRMC of any provision of this Agreement, including any representation, warranty or covenant made in the Agreement by AFD or CRMC. AFD and CRMC, as applicable, shall also reimburse the Society and Distributor for any legal or other expenses reasonably incurred in connection with investigating or defending against such Losses. This indemnity provision is in addition to any other liability which AFD or CRMC may otherwise have to the Society or Distributor.

Neither AFD nor CRMC shall be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against the Society, the Distributor, and each of their affiliates, directors, officers, employees and agents and each person who controls them as such may arise from such party’s willful misfeasance, bad faith, or gross negligence in the performance of such party’s obligations or duties or by reason of such party’s reckless disregard of obligations or duties under this Agreement or to the Certificates, whichever is applicable.

c.                                       Promptly after receipt by a party entitled to indemnification under this paragraph 9 (an “Indemnified Party”) of notice of the commencement of an investigation, action, claim or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this paragraph 9, notify the indemnifying party in writing of the commencement thereof. The indemnifying party will be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party. After written notice from the indemnifying party of its intention to assume the defense of an action and the appointment of satisfactory counsel, Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the indemnifying party shall not be liable to such Indemnified Party under this paragraph for any legal expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not, without the prior written consent of the Indemnified Party, settle or compromise the liability of the Indemnified Party; provided, however, that in the event that the Indemnified Party unreasonably withholds its written consent to an executable settlement offer, the indemnifying party shall thereafter be liable to provide indemnification only to the extent of the amount for which the action could have been settled or compromised under such offer.

10. Rule 12b-l Fee

a.                                      The Series will pay the Society a Rule 12b-1 service fee to be accrued daily and paid monthly at an annual rate of 0.25% of the average daily net assets of the Class 2 assets of each Fund attributable to the Contracts for personal services and account maintenance services for Contract owners with investments in Subaccounts corresponding to the Class 2 shares of each Fund so long as the Series’ 12b-1 plan is effective with respect to the Class 2 shares of a Fund. The parties agree that the Rule 12b-1 service fee is not being paid in any manner for distribution services.  Such payments shall be calculated by the Series and be paid by the Series to the Society as soon as practicable after the end of each month and in any event within thirty days.

b.                                      If the Series 12b-l plan is no longer effective or is no longer applicable to the Funds in the Certificates (the “12b-l Termination”), AFD, CRMC and the Series shall discuss with the Society, in good faith, an alternate fee arrangement. If no new agreement is reached within thirty days after the 12b-l Termination (or at such later date mutually acceptable to all of the parties), the Society, at its option, may elect to terminate this Agreement, and/or may elect to obtain an order of exemption pursuant to Section 26(b) of the 1940 Act (“Substitution Order”) for the Fund(s) or a vote of Certificate Holders authorizing redemption and substitution of Fund shares. The Series, AFD and CRMC shall cooperate with the Society in obtaining and implementing any such Substitution Order.

11. Termination

a.                                      This Agreement may be terminated:

(i)                                     by mutual agreement at any time; or

(ii)                                  by any party at any time upon 90 days written notice to the other parties; or

(iii)                               at the Society’s option, pursuant to Section l0.b. hereof.

(iv)                              upon termination of the Fund Participation and Service Agreement

(v)                                 at the Society’s option by written notice to AFD and/or CRMC if the Society shall determine in its sole judgment exercised in good faith, that either AFD or CRMC has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

(vi)                              at AFD or CRMC’s option by written notice to the Society if AFD or CRMC shall determine in its sole judgment exercised in good faith, that the Society or Distributor has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity.

b.                                      If this Agreement terminates, the parties shall cooperate after termination to effect an orderly windup of the business.

12. Notices

All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received: (a) when delivered by hand (with written confirmation of receipt); (b) when sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested; or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to the Society:

Modern Woodmen of America

1701 1st Avenue

Rock Island, IL 61201

Attention:  Darcy G. Callas, General Counsel

Facsimile No.: (309) 786-1701

with a copy to:

Modern Woodmen of America

1701 1st Avenue

Rock Island, IL 61201

Attention:  Shea Doyle, Senior Counsel

Facsimile No.: (309) 786-1701

If to the Distributor:

MWA Financial Services, Inc.

1701 1st Avenue

Rock Island, IL 61201

Attention:  Jerald J. Lyphout, President

Facsimile No.: (309) 558-3151

If to AFD:

American Funds Distributors, Inc.

333 S. Hope Street, 55th Floor

Los Angeles, CA 90071

Attention: Stephen T. Joyce

Facsimile No.: (213) 486-9223

with a copy to:

American Funds Distributors, Inc.

333 S. Hope Street, 55th Floor

Los Angeles, CA 90071

Attention: Kenneth R. Gorvetzian, Senior Vice President and Senior Counsel,

Fund Business Management Group, Capital Research and Management Company

Facsimile No.: (213) 486-9041

If to CRMC:

Capital Research and Management Company

333 S. Hope Street, 55th Floor

Los Angeles, CA 90071

Attention: Michael J. Downer, Senior Vice President and Legal Counsel,

Fund Business Management Group, and Secretary

Facsimile No.: (213) 486-9041

with a copy to:

Capital Research and Management Company

333 S. Hope Street, 55th Floor

Los Angeles, CA 90071

Attention: Kenneth R. Gorvetzian, Senior Vice President and Senior Counsel,

Fund Business Management Group

Facsimile No.: (213) 486-9041

13. Miscellaneous

a.                                      This Agreement shall be governed by the laws of the State of New York.

b.                                      This Agreement (together with the Fund Participation and Service Agreement) contains the entire understanding and agreement among the parties with respect to the subject matter of this Agreement and supersedes any and all prior agreements, understandings, documents, projections, financial data, statements, representations and warranties, oral or written, express or implied, between the parties hereto and their respective affiliates, representatives and agents in respect of the subject matter hereof. This agreement may not be amended except by written agreement of the parties. If there should be any conflict between the terms of this Agreement and those of the Fund Participation Agreement, the terms of the Fund Participation Agreement shall govern.

c.                                       This Agreement shall extend to and be binding upon the Society, the Distributor, AFD and CRMC and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective successors and permitted assigns, any legal or equitable right, remedy or claim in respect of this Agreement or any provision herein contained. Neither this Agreement nor any rights, privileges, duties or obligations of the parties hereto may be assigned by any party without the prior written consent of the other parties or as expressly contemplated by this Agreement; provided, however, that a merger of, reinsurance arrangement by, or change of control of a party shall not be deemed to be an assignment for purposes of this Agreement.

d.                                      The provisions of this Agreement are severable. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

e.                                       No waiver of any provision of this Agreement will be binding unless in writing and executed by the party granting such waiver. Any valid waiver of a provision set forth herein shall not constitute a waiver of any other provision of this Agreement. In addition, any such waiver shall constitute a present waiver of such provision and shall not constitute a permanent future waiver of such provision.

f.                                        Neither the execution nor performance of this Agreement shall be deemed to create a partnership or joint venture by and among the Society, Distributor, AFD, CRMC and the Funds.

g.                                       This Agreement and any amendment to it may be executed in one or more counterparts. All of those counterparts shall constitute one and the same agreement. Neither this Agreement nor any amendment shall become effective until all counterparts have been fully executed and delivered.

h.                                      The provisions contained in Sections 9, 10 and 12 shall survive the termination of this Agreement for so long as any of the Series shares remain as investment options in any of the Contracts.

i.                                          Each of the parties acknowledges and agrees that this Agreement and the arrangements described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities.

j.                                         The Society will permit the Fund’s Transfer Agent or its representative to have reasonable access to the Society’s personnel and records pertaining to this Agreement in order to facilitate the monitoring of the quality of the services performed by the Society under this Agreement.

k.                                      In the event of a dispute between the parties with respect to this Agreement, and in the event the parties are unable to resolve the dispute between them, such dispute shall be settled by arbitration; one arbitrator to be named by each party to the disagreement and a third arbitrator to be selected by the two arbitrators named by the parties. The decision of a majority of the arbitrators shall be final and binding on all parties to the arbitration. The expenses of such arbitration shall be paid by the non-prevailing party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.

MODERN WOODMEN OF AMERICA (on behalf of itself and each Account)

By:	/s/ W. Kenny Massey
Its:	President

MWA FINANCIAL SERVICES, INC.

By:	/s/ Jerald J. Lyphout
Its:	President

AMERICAN FUNDS DISTRIBUTORS, INC.

By:	/s/ Timothy W. McHale
Its:	Secretary

CAPITAL RESEARCH AND MANAGEMENT COMPANY

By:	/s/ Michael J. Downer
Its:	Senior Vice President and Secretary